[Warnaco Letterhead]

August 21, 2006

Via Facsimile and U.S. Mail

Mr. James A. Mitarotonda

Barington Capital Group, L.P.

888 Seventh Avenue, 17th Floor

New York, NY 10019

Mr. Jeffrey M. Solomon

Ramius Capital Group, L.L.C.

666 Third Avenue, 26th Floor

New York, NY 10017

Gentlemen:

We have reviewed your Schedule 13D filing and the press release issued by you earlier today. As I hope you recognize based on our past meetings, the views of our shareholders are very important to us and we carefully consider their input.

Our Board takes its fiduciary duties to our shareholders very seriously. Let me state unequivocally that our interests in improving shareholder value are absolutely aligned with yours. To that end, our Board and management are always open to exploring ideas designed to enhance shareholder value and will carefully review the suggestions made in your Schedule 13D. Additionally, we are available to meet with you again to further discuss your perspective.

Sincerely,

/s/ Joseph R. Gromek

Joseph R. Gromek

President & Chief Executive Officer